EXHIBIT 99.2

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	August 24, 2003	May 25, 2003
ASSETS
Current assets
Cash and cash equivalents	$1,707	$6,324
Receivables, less allowance for doubtful accounts of $3,816 and $2,443	112,979	105,595
Inventories	200,259	209,639
Other current assets	8,817	7,932
Total current assets	323,762	329,490
Property, plant and equipment	830,221	827,488
Less accumulated depreciation	(417,208)	(407,654)
Property, plant and equipment, net	413,013	419,834
Goodwill	36,344	36,344
Other assets	1,034	1,021
	$774,153	$786,689
LIABILITIES AND STOCKHOLDER’S NET INVESTMENT AND ADVANCES
Current liabilities
Current installments of long-term debt	$120	$400
Accounts payable	62,200	62,208
Deferred income taxes	13,362	13,882
Other accrued liabilities	74,220	71,213
Total current liabilities	149,902	147,703
Long-term debt, excluding current installments	16,641	16,635
Deferred income taxes	11,239	11,239
Other noncurrent liabilities	1,000	780
Commitments and contingencies
Stockholder’s net investment and advances	595,371	610,332
	$774,153	$786,689

See notes to the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED STATEMENTS OF EARNINGS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended
	August 24, 2003	August 25, 2002
Net sales	$607,016	$606,505
Costs and expenses:
Cost of goods sold	582,747	564,932
Selling, general and administrative expenses	18,081	19,564
Corporate allocations: Selling, general and administrative expenses	5,275	4,775
Corporate allocations: Finance charges	8,810	6,385
Income (loss) before income taxes and cumulative effect of change in accounting	(7,897)	10,849
Income tax expense (benefit)	(3,001)	4,036
Cumulative effect of change in accounting	(106)	—
Net income (loss)	$(5,002)	$6,813

See notes to the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

COMBINED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended
	August 24, 2003	August 25, 2002
Cash flows from operating activities:
Net income (loss)	$(5,002)	$6,813
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	15,276	15,268
Cumulative effect of change in accounting	106	—
Change in operating assets and liabilities	2,692	(13,506)
Net cash flows from operating activities	13,072	8,575
Cash flows from investing activities:
Additions to property, plant and equipment	(8,406)	(5,106)
Net cash flows from investing activities	(8,406)	(5,106)
Cash flows from financing activities:
Repayment of long-term debt	(274)	(593)
Stockholder’s net investment and advances/(distributions)	(9,009)	3,327
Net cash flows from financing activities	(9,283)	2,734
Net change in cash and cash equivalents	(4,617)	6,203
Cash and cash equivalents at beginning of period	6,324	—
Cash and cash equivalents at end of period	$1,707	$6,203

See notes to the combined financial statements.

CONAGRA FOODS CHICKEN BUSINESS
(A Division of ConAgra Foods, Inc.)

NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Accounting Policies

The unaudited financial information reflects all adjustments (consisting of normal and recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the results of operations, financial position, and cash flows for the periods presented. These combined financial statements should be read in conjunction with the combined financial statements and related notes of the ConAgra Foods Chicken Division (the “company”) included elsewhere in this Proxy Statement.

The results of operations for any quarter or a partial fiscal year period are not necessarily indicative of the results to be expected for other periods or the full fiscal year.

Stock-Based Compensation—The company has stock option plans approved by stockholders, which provide for granting of options to employees for purchase of common stock at prices equal to the fair market value at the time of grant. The company accounts for its employee stock option plans in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Accordingly, no stock-based compensation expense is reflected in net income, as options granted under these plans have an exercise price equal to the market value of the underlying common stock on the date of grant.

The following table provides required pro forma information regarding net income assuming the company recognized expense for its employee stock options using the fair value method. The fair value of options was estimated at the date of the grant using the Black-Scholes option pricing model. Pro forma net income (loss) is as follows:

	Thirteen weeks ended
	August 24, 2003	August 25, 2002
Net income (loss), as reported	$(5,002)	$6,813
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(169)	(169)
Pro forma net income (loss)	$(5,171)	$6,644

Comprehensive Income—Comprehensive income includes net income and certain derivative-related activity.

	Thirteen weeks ended
	August 24, 2003	August 25, 2002
Net income (loss)	$(5,002)	$6,813
Derivative adjustment	(884)	6,296
Comprehensive income	$(5,886)	$13,109

Accounting Changes—Effective May 26, 2003, the company adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations, which requires the company to recognize the fair value of a liability associated with the cost the company is legally obligated to incur in order to retire an asset at some point in the future. The associated asset retirement costs are capitalized as part of the carrying amount of the associated long-lived asset. Over time, the liability will increase, reflecting the accretion of the obligation from its present value to the amount the company will pay to extinguish the liability, and the capitalized asset retirement costs will be depreciated over the useful life of the related assets. Application of this new accounting standard resulted in a cumulative effect of an accounting change that decreased net income by $.1 million in the first quarter of fiscal 2004. This also resulted in the company recognizing an asset retirement obligation of $.2 million in other noncurrent liabilities and increasing property, plant and equipment, net by $.1 million. The majority of the company’s asset retirement obligations relate to various contractual obligations for restoration of leased assets at the end of lease terms. There have been no significant changes in the company’s asset retirement obligations for the thirteen week period ended August 24, 2003.

If SFAS No. 143 would have been in effect in the first quarter of fiscal 2003, net income for that quarter would not have been materially different from that which was previously reported.

During the first quarter of the current fiscal year, the company adopted SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, Accounting for Derivative Financial Instruments and Hedging Activities, and its related amendment, SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities (collectively “SFAS No. 133”). This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a material impact on the company’s financial statements.

The company adopted SFAS No. 142, Goodwill and Other Intangible Assets, at the beginning of fiscal 2003. In accordance with SFAS No. 142, the company completed its initial impairment testing of goodwill and identifiable intangible assets with indefinite lives. The initial adoption of SFAS No. 142 did not have a material impact on the company’s financial statements.

Recently Issued Accounting Pronouncements—In November 2002, the FASB’s Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance for revenue arrangements that involve the delivery or performance of multiple products or services where performance may occur at different points or over different periods of time. EITF Issue No. 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003 (i.e., the company’s second quarter of fiscal 2004). The company does not expect the adoption of EITF Issue No. 00-21 to have a material impact on the company’s financial statements.

In May 2003, the EITF reached a consensus on EITF Issue No. 01-8, Determining Whether an Arrangement Contains a Lease. EITF Issue No. 01-8 requires a party to a service contract or similar arrangement to determine whether the arrangement is or includes a lease within the scope of SFAS No. 13, Accounting for Leases. EITF Issue No. 01-8 is effective for arrangements entered into or modified after August 24, 2003 and is not expected to have a material impact on the company’s financial statements.

2.    Inventories

Inventories are comprised of the following:

	August 24, 2003	May 25, 2003
Product inventories:
Raw materials	$18,252	$19,166
Finished goods	82,501	91,651
Work in process	34	40
Livestock	89,228	88,538
Supplies	10,244	10,244
	$200,259	$209,639

3.    Derivative Financial Instruments

The company is exposed to market risk, such as changes in commodity prices. To attempt to minimize exposure associated with market volatility, the company may enter into various derivative transactions (e.g., futures and options) pursuant to established company policies.

The fair value of derivative assets is recognized within prepaid expenses and other current assets, while the fair value of derivative liabilities is recognized within other accrued liabilities. As of August 24, 2003 and May 25, 2003, the fair value of derivatives recognized within prepaid expenses and other current assets was $2.1 million and $2.3 million, respectively, while the amount recognized within other accrued liabilities was not significant.

For the thirteen week period ended August 24, 2003 and August 25, 2002, the ineffectiveness associated with derivatives designated as cash flow and fair value hedges was not significant. As of August 24, 2003 and August 25, 2002 the ineffectiveness associated with derivatives designated as cash flow and fair value hedges was a gain of $.8 million. Hedge ineffectiveness is recognized within cost of goods sold. The company does not exclude any component of the hedging instrument’s gain or loss when assessing effectiveness.

Generally, the company hedges a portion of its anticipated consumption of commodity inputs for periods of up to 12 months. The company may enter into longer-term hedges on particular commodities if deemed appropriate. As of August 24, 2003, the company had hedged certain portions of its anticipated consumption of commodity inputs through May 2004.

As of August 24, 2003 and May 25, 2003, the net deferred gain recognized in accumulated other comprehensive income was $.8 million and $1.6 million, net of tax, respectively. The company anticipates the net of tax gain of $.8 million as of August 24, 2003, will be transferred out of accumulated other comprehensive income and recognized within earnings over the next 12 months.

For the thirteen weeks ended August 24, 2003 and August 25, 2002, a net of tax $.2 million gain and $.3 million loss was transferred from accumulated other comprehensive income into income, respectively.

For the thirteen week period ended August 24, 2003 and August 25, 2002, the company did not discontinue any cash flow hedges or firm commitments.

4.    Related Party Transactions

ConAgra Food’s executive, finance, legal, tax and other corporate departments perform certain administrative and other services for the company. Expenses incurred by ConAgra Foods and allocated to the company are determined based on specific services being provided or are allocated based on ConAgra Food’s investment in the company in proportion to ConAgra Food’s total investment in its subsidiaries. In addition, ConAgra Foods charges the company finance charges on ConAgra Food’s investment in the company and net intercompany advances. Management believes that such expense allocations are reasonable. It is not practical to estimate the expenses that would have been incurred by the company if it had been operated on a stand-alone basis. Corporate allocations include allocated selling, administrative and general expenses of approximately $5.3 million and $4.8 million for the thirteen weeks ended August 24, 2003 and August 25, 2002, respectively, and allocated finance charges of $8.8 million and $6.4 million for the thirteen weeks ended August 24, 2003 and August 25, 2002, respectively.

The company also has transactions in the normal course of business with parties under common ownership. Net sales to related parties were $43.4 million and $39.6 million for the thirteen weeks ended August 24, 2003 and August 25, 2002, respectively. With respect to the gross margins associated with related party net sales, certain products are sold at cost while others are sold at prices resulting in gross margins similar to third-party net sales.